Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

[ ], 2026

Oren Gilad, Ph.D.

Chief Executive Officer

Aprea Therapeutics, Inc.

3805 Old Easton Road

Doylestown, Pennsylvania 18902

Dear Oren:

This agreement (the “Agreement”) constitutes the agreement between Oppenheimer & Co. Inc. (“Oppenheimer”), Maxim Group LLC (“Maxim”, and collectively with Oppenheimer, the “Placement Agent”) and Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), that Oppenheimer and Maxim shall serve as the exclusive placement agents for the Company, on a “commercially reasonable efforts” basis, in connection with the proposed placement (the “Placement”) of unregistered (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded Common Stock purchase warrants to purchase shares of Common Stock (the “Pre-Funded Warrants), and (iii) Common Stock purchase warrants to purchase shares of Common Stock (the “Common Warrants”). The Shares, the Pre-Funded Warrants and the Common Warrants are hereinafter referred to as the “Securities.” The terms of the Placement shall be mutually agreed upon by the Company, Oppenheimer, Maxim and the purchasers of the Securities (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that Oppenheimer or Maxim would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including the Purchase Agreement (as hereinafter defined) shall be collectively referred to herein as the “Transaction Documents.” Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a commercially reasonable efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by the Placement Agent to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of the Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

Section 1.               Representations and Warranties of the Company; Covenants of the Company.

(a)            Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

(i)           Assuming the accuracy of the Purchasers’ representations and warranties set forth in the Purchase Agreement, no registration under the Securities Act is required for the offer and sale of the Securities.

(ii)          There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater stockholder of the Company, except as set forth in the documents the Company has filed or furnished with the Commission.

(b)            Covenants of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(i)           Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(ii)         Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the shares of Common Stock.

(c)            Subsequent Sales of Securities.

(i)           From the date hereof until ninety (90) calendar days following the earlier of (A) the Effectiveness Date and (B) the date the Securities are first freely saleable by non-affiliates of the Company pursuant to Rule 144, neither the Company nor any Subsidiary shall directly or indirectly (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, (ii) file any registration statement or amendment or supplement thereto relating to the offering or resale of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the Registration Statement or a registration statement on Form S-8 in connection with any employee benefit plan), or (iii) enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

(ii)          From the date hereof until one hundred and eighty (180) days following the Effectiveness Date, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for shares of Common Stock, or (ii) enters into, or effects a transaction under, any agreement whereby the Company may issue securities at a future determined price. For the avoidance of doubt and notwithstanding the foregoing, the Company shall be permitted to issue securities pursuant to the Existing ATM Program (and file any prospectus supplement with the Commission in connection with such Existing ATM Program) after the ninetieth (90th) day following the Effectiveness Date. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii)         Notwithstanding the foregoing, this Section 1(c)(i) and 1(c)(ii) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

Section 2.               Representations of the Placement Agent. Oppenheimer and Maxim each represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934 as amended (the “Exchange Act”) , (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by each of them, (iv) is and will be a corporate entity validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. Oppenheimer and Maxim will immediately notify the Company in writing of any change in its status as such. Oppenheimer and Maxim each covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

Section 3.              Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or their respective designees their pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which they are placing:

(a)            A cash fee (the “Cash Fee”) equal to an aggregate of six percent (6.0%) of the aggregate gross proceeds raised in the Placement if such proceeds are equal to or less than $15,000,000, and equal to an aggregate of seven percent (7.0%) of the aggregate gross proceeds raised in the Placement if such proceeds are greater than $15,000,000. The Cash Fee shall be paid at each Closing. Oppenheimer shall be allocated 65% of the Cash Fee and Maxim shall be allocated 35% of the Cash Fee.

(b)            Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse Oppenheimer for all travel and other documented out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $50,000. The Company will reimburse Oppenheimer directly upon the initial Closing from the gross proceeds raised in the Placement. In the event that this Agreement shall terminate prior to the consummation of the Placement, Oppenheimer shall nevertheless still be entitled to reimbursement for its actual expenses, which shall in no event exceed an aggregate of $50,000.

(c)            For the avoidance of doubt, the right of first refusal provision contained in Section 3(e) of that certain Placement Agency Agreement, dated as of December 8, 2025, entered into between the Company and Maxim, shall continue to be in full force and effect.

(d)            The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that such Placement Agent’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

Section 4.              Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

Section 5.               Engagement Term. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the final Closing Date, and (ii) the date a party terminates the engagement according to the letter agreement entered into between the Company and Oppenheimer on March 24, 2026 (the period of time during which this Agreement remains in effect is referred to herein as the “Term”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement.

Section 6.               Placement Agent Information. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

Section 7.               No Fiduciary Relationship. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agent hereunder, all of which are hereby expressly waived.

Section 8.               Closing. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent to the Company:

(a)            All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Purchase Agreement, the Securities, and all other legal matters relating to this Agreement and the Purchase Agreement, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b)            The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinions, addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, the Purchasers, and Placement Agent’s legal counsel.

(c)            On each Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated as of the Closing Date, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

(d)            On each Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated, as applicable, as of the date of such Closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.

(e)            Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements included in the Company’s filings with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (the “SEC Filings”), any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the SEC Filings, (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth in the Purchase Agreement, and (iii) since such date there shall not have been any new or renewed inquiries by the Commission, FINRA or any other regulatory body regarding the Company, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Transaction Documents.

(f)             The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange, or an application for such listing shall have been submitted to the Trading Market, and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing, except as set forth in the Purchase Agreement.

(g)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(h)           The Company shall have prepared and filed with the Commission a Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(i)            The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(j)             FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s legal counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 9.               Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the New York Supreme Court, County of New York or into the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. This paragraph shall survive any termination of this Agreement, in whole or in part.

Section 10.            Entire Agreement/Misc. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, other than the Placement Agency Agreement, dated as of December 8, 2025, by and between the Company and Maxim. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

Section 11.             Confidentiality. The parties agree to the confidentiality and other agreements set forth in the confidentiality provisions attached hereto as Addendum B, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

Section 12.             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the third (3rd) business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Section 13.            Press Announcements. The Company agrees that the Placement Agent shall, from and after each Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Maxim the enclosed copy of this Agreement.

Very truly yours,

OPPENHEIMER & CO.

By:
Name:
Title:

Address for notice:
85 Broad Street, Floor 23
New York, New York 10004
Attention:
Email:

Maxim Group LLC

By:
Name:
Title:

Address for notice:
300 Park Avenue
New York, New York 10022
Attention: James Siegel, Esq.
Email: jsiegel@maximgrp.com

Agreed and accepted to as of the date first written above:

APREA THERAPEUTICS, INC.

By:
Name:
Title:

Address for notice:
3805 Old Easton Road
Doylestown, Pennsylvania 18902
Email:

ADDENDUM A

INDEMNIFICATION PROVISIONS

The Company agrees to indemnify and hold harmless Oppenheimer and Maxim and their respective affiliates and their respective present and former directors, officers, employees, agents and controlling persons (each such person, including Oppenheimer and Maxim, an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (collectively, "Damages"), to which such Indemnified Party may become subject in connection with, relating to or arising from any transaction contemplated by this Agreement or the engagement of or performance of services by an Indemnified Party hereunder, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket fees and expenses (“Expenses”), including the reasonable fees and expenses of outside counsel, as they are incurred in connection with investigating, preparing, pursuing or defending any threatened or pending subpoena, claim, action, proceeding or investigation ("Proceedings") arising therefrom, whether or not any Indemnified Party is a formal party to such Proceeding; provided, that the Company will not be liable to any Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, fraud, gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder; provided, further that in the event the Company is determined not to be responsible for any Expenses of any Indemnified Party as set forth in this sentence, the Indemnified Party shall promptly reimburse the Company for any advances made hereunder.  No Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any person asserting claims on behalf of the Company arising out of or in connection with any transactions contemplated by this Agreement or the engagement of or performance of services by any Indemnified Party hereunder except to the extent that the Company incurs Damages that are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the bad faith, fraud, gross negligence or willful misconduct of the Indemnified Party.

If for any reason other than in accordance with the previous paragraph of this Annex A, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company will contribute to the amount paid or payable by an Indemnified Party for Damages and Expenses related thereto in such proportion as is appropriate to reflect the relative benefits to the Company and/or its stockholders on the one hand, and Oppenheimer on the other hand, in connection with the matters covered by this Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. The Company agrees that for purposes of this paragraph the relative benefits to the Company and/or its stockholders and Oppenheimer and Maxim in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Company and/or its stockholders in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to the fees paid to Oppenheimer and Maxim under this Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all such Damages and Expenses exceed the amount of fees actually received and retained by Oppenheimer and Maxim under this Agreement (excluding any amounts received by Oppenheimer as reimbursement of expenses).  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents) on the one hand, or by Oppenheimer or Maxim, on the other hand.

No Indemnified Party will agree to settle any Proceeding and seek indemnification or reimbursement hereunder unless such Indemnified Party obtained the Company’s consent (which consent will not be unreasonably withheld) to such settlement.  The Company agrees not to enter into any waiver, release or settlement of any Proceeding (whether or not any Indemnified Party is a party thereto) in respect of which indemnification may be sought hereunder without the prior written consent of Oppenheimer and Maxim (which consent will not be unreasonably withheld), unless such waiver, release or settlement (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding, (ii) does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party and (iii) does not preclude or purport to preclude the future business activities of any Indemnified Person.

In addition to any rights of indemnification or contribution set forth above, the non-prevailing party agrees to reimburse each prevailing party for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) in connection with investigating, preparing or settling any Proceeding involving the enforcement of this Agreement or this Annex A.

The indemnity, reimbursement and contribution obligations of the Company are in addition to any liability that the Company may have at common law or otherwise to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.  The provisions of this Annex will survive the modification, expiration or termination of this Agreement.

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ADDENDUM B

CONFIDENTIALITY PROVISIONS

All information that the Company or any of its representatives have delivered or will deliver to Oppenheimer or Maxim or any of their respective Representatives (as defined below) in connection with the Placement is “Confidential Information,” and includes all notes, analyses, compilations, studies, interpretations or other documents that the Placement Agent or its Representatives prepare in connection with the Placement and that contain, reflect or are based upon Confidential Information. Confidential Information does not include: (a) any information that Oppenheimer or Maxim or any of their Representatives possessed or knew prior to disclosure by you or your representatives; (b) any information that is publicly available or becomes publicly available without Oppenheimer or Maxim or any of their Representatives violating this agreement; (c) any information that is or becomes known or available to Oppenheimer or Maxim or any of their Representatives on a non-confidential basis from a source not known to Oppenheimer or Maxim (after due inquiry) to be bound by a duty of confidentiality to you or your representatives with respect to such information; or (d) any information that Oppenheimer or Maxim or any of their Representatives create independently of and not by the use of or reference to Confidential Information.

The Placement Agent (i) will not use any Confidential Information except in connection with the Placement, or as otherwise mutually agreed to by you and us; and (ii) will take commercially reasonable security precautions (which will be at least as protective as the precautions it takes to preserve its own confidential information of a similar nature) to keep the Confidential Information confidential.

The Placement Agent will not disclose Confidential Information except to those of its officers, employees, auditors and attorneys who are reasonably required to know such Confidential Information in connection with the Placement and who have signed a confidentiality undertaking or are otherwise under a duty of confidentiality to Placement Agent to maintain in confidence the Confidential Information to which they have access (such persons who receive Confidential Information from or on behalf of the Placement Agent are, collectively, our “Representatives”). We will direct our Representatives to use the Confidential Information only for the purpose of assisting us on the Placement. We will be responsible to you for any breach of this agreement caused by any of our Representatives.

If we or any of our Representatives are requested or required to disclose any Confidential Information by applicable law or legal, judicial, governmental, stock exchange or regulatory process or document discovery demand, or if the Placement Agent or any Representative is reasonably required to introduce any Confidential Information as evidence in any court or judicial or administrative proceeding, we or such Representative may disclose the requested or required Confidential Information without breaching this agreement, provided that, prior to making such disclosure, the Placement Agent provides you with prompt written notice of such request or requirement to the extent practicable and permitted by law and does not oppose your reasonable efforts to limit or prevent the requested or required disclosure or obtain assurances that the Confidential Information to be disclosed will be filed under seal or otherwise remain confidential.

The Placement Agent is subject to the oversight of regulatory and self-regulatory agencies and other similar authorities. In the ordinary course of their examinations, audits or similar reviews, The Placement Agent may be required to provide to such agencies, or otherwise make available for review by them, documents that contain Confidential Information. The Placement Agent will give regulators and other similar authorities, in the ordinary course of their examinations or similar reviews, unrestricted access to the books, records, files and other materials in the possession of the Placement Agent and its Representatives, including the Confidential Information, and may disclose Confidential Information to such authorities without prior notice to or authorization from you.

We recognize that monetary damages may not be a sufficient remedy for an actual or imminent unauthorized disclosure or use of Confidential Information, and such unauthorized disclosure or use may cause you immediate and irreparable injury. In such cases, you will be entitled, in addition to any other rights or remedies you may have, to seek injunctive or equitable relief without the necessity of posting a bond.

At any time upon your written request, the Placement Agent will promptly return or destroy the Confidential Information that you delivered to us or our Representatives, other than any Confidential Information stored in electronic form, which we will use commercially reasonable efforts to delete. The Placement Agent and its Representatives will not be required to destroy any documents that are required by law or regulation to be retained, that are contained on disaster recovery, backup or document retention systems, or that are relevant to pending or threatened litigation, subpoena or investigation. Any Confidential Information that we or our Representatives retain will continue to be subject to this agreement until such information is returned to you or destroyed.

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